Exhibit 99.1

Competitive Technologies Receives Notice of OSHA Complaint by Former CEO

Fairfield, CT (September 14, 2005) - Competitive Technologies, Inc. (AMEX: CTT) today announced that the Company received notice that John B. Nano, its former President and Chief Executive Officer, had filed a complaint with the Occupational Safety and Health Administration (“OSHA”), alleging a violation of the Sarbanes-Oxley Act by Competitive Technologies in connection with the termination of his employment. The Company believes that the complaint is totally without merit.

Dr. Donald J. Freed, President and Chief Executive Officer of the Company commented, “We are very disappointed that Mr. Nano has again initiated a totally unwarranted action. In addition to vigorously defending our position, we are exploring several claims against Mr. Nano. We intend to aggressively protect the interests of our shareholders.”

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life and physical sciences, electronics, and nanotechnologies developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit our website at: www.competitivetech.net

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. If and when used herein, the words “anticipate,”“believe,”“intend,”“plan,”“expect,”“estimate,”“approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to market acceptance of and competition for our licensed technologies, growth strategies, operating performance, industry trends, and other risks inherent in our business, including those set forth in Item 7 under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:	Johnnie D. Johnson, Strategic IR, Inc.	E-mail: jdjohnson@strategic-ir.com
	Tel. (212) 754-6565; Fax (212) 754-4333	E-mail: ctt@competitivetech.net